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                                  EXHIBIT 10.4
                                 Lease Amendment

                               PACIFIC SPIRIT INC.
                                11640 96A Avenue
                           Vancouver, British Columbia
                                     Canada

January 9, 2004

Nevada Mine Properties II, Inc.
127 Cheney Street
Reno, Nevada 89501

Attention: John Prochnau

Dear Sir:

Re:      Del Oro Property, Pershing County - Mineral Claims Lease
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We hereby  confirm our agreement to amend our Lease  Agreement  dated  effective
June 30, 2001, as amended, by replacing paragraph G of the original agreement with the following:

"G.  Schedule of Minimum  Payments.  The Lessee shall pay to the Lessor  minimum
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payments,  which shall be advance payments of the Royalty,  of    US $2,000 upon
execution of this lease. The Lessee may extend this lease upon payment of the following:

1.       Pay Lessor an additional US$5,000 by July 9, 2004;

2.       Pay Lessor an additional US$10,000 by January 9, 2005; and

3. Each annual payment thereafter shall be US$50,000 plus an annual increase or decrease equivalent to the rate of inflation designated by the Consumer's Price Index for that year with execution year as base year. Each such payment shall be made by January 9 of each successive year of the lease."

If the foregoing accurately sets forth your understanding of our agreement, kindly sign this Agreement where indicated below, which will then form a binding agreement between us, subject only to the terms and conditions aforesaid.

Yours truly,

PACIFIC SPIRIT INC.
                                               Agreed and accepted
                                               on January 27, 2004


                                               NEVADA MINE PROPERTIES II, INC.

PER:     /s/ Peter Sotola                      /s/  George J. Eliopulos
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PETER SOTOLA                                   George Eliopulos, Secretary
President